Rule 424(b)(3)
                                        Registration No. 333-52659



PRICING SUPPLEMENT NO.   6   dated     February 3, 1999


                      THE WALT DISNEY COMPANY


                         Medium-Term Notes


This Pricing Supplement accompanies and supplements the Prospectus dated August 6, 1998, as supplemented by the Prospectus Supplement, dated August 6, 1998 (the "Prospectus Supplement").

The Notes have the following terms (as applicable):

Rate:    /X/ Fixed Rate   / / Floating Rate   / / Zero Coupon
         / / Discount

Form:    /X/ Book-Entry   / / Definitive

Principal Amount:        $29,000,000

Original Issue Price:    100%

CUSIP No:   25468PBB1

Proceeds to the Company:  $29,000,000

Discount or Commission to Agents:   N/A

Original Issue Discount:            N/A

Original Issue Date:       February 8, 1999

Stated Maturity:           February 8, 2001

Yield to Maturity:         5.140%

Initial Maturity (for Renewable Notes):  N/A

Final Maturity (for Renewable Notes):   N/A

Earliest Redemption Date:   N/A

Redemption Price:   N/A

Interest Rate Per Annum (for Fixed Rate Notes):      5.140%

Interest Rate Provisions (for Floating Rate Notes):  N/A

Interest Payment Dates:
     / /  Third Wednesday of each month
     / /  Third Wednesday of each March, June,
            September and December
     / /  Third Wednesday of each ________________
            and _________________
     / /  Third Wednesday of each ________________
     /X/  Other (specify):  The first Interest Payment Date will be
                            August 8, 1999 and thereafter the
                            Interest Payment Dates will be each
                            February 8th and August 8th during the
                            term of the Notes.

Regular Record Dates:
     /X/ Fifteenth day (whether or not a Business Day) immediately preceding the related Interest
            Payment Date
     / /  Other (specify) _____

Interest Payment Period:
     / /  Monthly
     / /  Quarterly
     /X/  Semiannually
     / /  Annually

Interest Reset Period:  N/A
     / /  Daily
     / /  Weekly
     / /  Monthly
     / /  Quarterly
     / /  Semiannually
     / /  Annually

Interest Reset Dates:  N/A
     / /  As specified in Prospectus Supplement
     / /  Other (specify) ______

Interest Determination Date:  N/A
     / /  As specified in Prospectus Supplement
     / /  Other (specify) ______

Purchase of Notes at Option of Holder:  N/A
Purchase    ______       Purchase    ______
Date(s):    ______       Price(s):   ______

Calculation Agent:     N/A

Plan of Distribution:  Lehman Brothers Inc. has acted as agent for the Company in connection with the sale of the Notes.